SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2006

FLYi, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21976	13-3621051

State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

45200 Business Court, Dulles, VA 20166
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 650-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 7.01 Regulation FD Disclosure

As previously disclosed, on November 7, 2005, FLYi, Inc. and its subsidiaries (the “Company”), including Independence Air, Inc., its principal operating subsidiary (“Independence Air”), filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The Company filed its petitions in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case Nos. 05-20111, 05-20012, 05-20013, 05-20014, 05-20015, 05-20016 and 05-20017). The reorganization cases are being jointly administered under the caption “In re FLYi, Inc., et. al., Case No. 05-20011 (MFW).” The cases are accessible at the Court’s internet site, www.deb.uscourts.gov. Links to petitions and other motions may be found on the website of the Company’s claims and noticing agent, Kurtzman Carson Consultants LLC, at www.kccllc.com. These links and additional information may also be found in the section of Independence Air’s website at www.flyi.com labeled “Company” under the caption “Restructuring”.

The Company has advised the public, and reiterates, that the likely outcome of the Company’s bankruptcy proceeding is the cancellation of the Company’s existing common stock without consideration, making FLYi stock of no value.

On March 31, 2006, the Company filed with the United States Bankruptcy Court the Company’s Monthly Operating Reports for the period from February 1, 2006 through February 28, 2006. A Copy of the Monthly Operating Reports for the Company and Independence Air (the “Monthly Operating Reports”) is filed herewith as Exhibit 99.1(a) and (b) and is incorporated herein by reference.

The information contained in the Monthly Operating Reports is preliminary and subject to revision, and the Company cautions readers not to place undue reliance upon this information. The Monthly Operating Reports are unconsolidated and unaudited, in a format prescribed by applicable bankruptcy laws, and have not been prepared in conformity with generally accepted accounting principles. The information in the Monthly Operating Reports might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in a periodic report filed pursuant to the Securities Exchange Act of 1934, as amended. The information set forth in the Monthly Operating Reports should not be viewed as indicative of future results and should not be used for investment purposes.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1(a) Monthly Operating Report of FLYi, Inc. for the period February 1, 2006 through February 28, 2006
99.1(b) Monthly Operating Report of Independence Air, Inc. for the period February 1, 2006 through February 28, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLYi, INC.

April 4, 2006	By: _/s/ David W. Asai_____________
David W. Asai
Senior Vice President and Chief Financial Officer